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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 2, 2000, with respect to the financial statements of the Sprint Spectrum Albany, Syracuse and Manchester markets (wholly owned by Independent Wireless One Corporation), included in the Registration Statement (Form S-1) and related Prospectus of IWO Holdings, Inc. related to the issuance of common stock.

                                                      /s/ Ernst & Young LLP
Kansas City, Missouri
June 16, 2000